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                              CENDANT CORPORATION

                             Officers' Certificate
                        Pursuant to Sections 201 and 301


                  THE UNDERSIGNED, being the duly elected and qualified Senior Vice President - Finance and Vice President - Legal and Assistant Secretary, respectively, of Cendant Corporation (the "Company"), hereby certify pursuant to Sections 201 and 301 of the Indenture dated as of February 24, 1998 (as amended, the "Indenture") by and between the Company and The Bank of Nova Scotia Trust Company of New York, as follows:

         A. There has been established, pursuant to resolutions duly adopted by the Pricing Committee of the Board of Directors of the Company a series of Securities (as defined in the Indenture) having the following terms:

                  1. The title of the series of Securities to be issued is Medium-Term Notes due from 9 Months to 40 Years from Date of Issuance (the "Notes").

                  2. The limit on the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 304, 305, 306, 906, 1107 or 1305) is U.S. $1,010,000,000.

                  3. The date or dates on which principal of (and premium, if any on) the Notes shall be payable shall be as specified to the Trustee by the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer in accordance with the Administrative Procedures attached as Exhibit B (the "Procedures") to the Distribution Agreement, dated as of March 5, 1998, among Cendant Corporation and Bear, Stearns & Co. Inc., Chase Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  4. The Notes shall bear interest as specified to the Trustee by the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer in accordance with the Procedures.

                  5. The other terms of the Notes, including the Currency, denomination and redemption provisions, shall be specified to the Trustee by the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer in accordance with the Procedures and as set forth in the



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                           forms of the Notes attached hereto, the Prospectus
                           Supplement dated March 5, 1998 relating to the Notes and the resolutions relating to the Notes of the Pricing Committee of the Board of Directors of the Company dated March 4, 1998.

                  6. The Notes will be issued as Global Notes through the facilities of The Depository Trust Company, as Depositary.

                  The Notes will be issued as Registered Securities in global form and shall be substantially in the form of Fixed Rate Notes or Floating Rate Notes attached hereto as Annex A and Annex B, respectively, with such additions and changes or; in any other form as the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer delivering the Notes shall approve, such approval to be conclusively evidenced by his or her delivery thereof.

         B. Each of the undersigned has read the Indenture, including the provisions of Sections 102, 201 and 301 and the definitions relating thereto, and the resolu- tions adopted by the Board of Directors of the Company and the Pricing Committee thereof, which are attached as Exhibit A to the Secretary's Certifi- cate delivered herewith. In the opinion of each of the undersigned officers of the company, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of the form and terms of a series of Securities under the Indenture, defined as the Notes in this Officers' Certificate, have been complied with. In the opinion of each of the undersigned, all such conditions precedent have been complied with.




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                  IN WITNESS WHEREOF, we have set our hands to this Officers'
Certificate Pursuant to Sections 201 and 301 of the Indenture as of March 5,
1998.

                                          CENDANT CORPORATION



                                          By:   /s/ Scott E. Forbes
                                                Scott E. Forbes
                                                Senior Vice President - Finance


                                          By:   /s/ Eric J. Bock
                                                Eric J. Bock
                                                Vice President - Legal and
                                                   Assistant Secretary